UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2005

ZORAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27246	94-2794449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Kifer Road
Sunnyvale, California 94086-5305
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 523-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.02:  Results of Operations and Financial Condition.

On January 27, 2005, Zoran Corporation (“Zoran”) announced its financial results for the quarter ended December 31, 2004 and revised its outlook for the quarter ending March 31, 2005.  A copy of Zoran’s press release is attached hereto as Exhibit 99.1.

The information furnished in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be deemed to be incorporated by reference into any filing with the SEC made by Zoran whether before or after the date hereof, regardless of any general incorporation language contained in such filing.

Item 4.02:  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 25, 2005, on management’s recommendation, the Audit Committee of the Board of Directors of Zoran Corporation (the “Company”), in consultation with PricewaterhouseCoopers LLP, the Company’s independent auditors, concluded that the Company’s interim financial statements for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, should no longer be relied upon.  During those periods, the Company improperly recognized deferred stock compensation expenses relating to options that had been held by former employees of Oak Technology, Inc., as to which the Company had inadvertently continued recognizing expenses relating to the vesting of the options after such vesting had ceased. The deferred stock compensation expenses will be reduced to properly reflect the impact of the cancellation of those employees’ stock options upon termination of their employment.  The impact of this restatement will reduce the losses previously reported in these periods.  The Company intends to restate its financial statements for the affected quarters as necessary in connection with the filing of its Form 10-K for the fiscal year ended December 31, 2004.

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits
Exhibit Index

Exhibit No.	Description

99.1	Press Release of Zoran Corporation dated January 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005	ZORAN CORPORATION
By: /s/ Karl Schneider
Karl Schneider Senior Vice President of Finance and
Chief Financial Officer